Claymore MACROshares website (www.claymoremacroshares.com)


Claymore MACROshares(TM)
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Claymore MACROshares(TM) Tradeable Shares are pairs of exchange-traded securities that are issued together, trade separately and respectively track the upward or downward movement of an index or benchmark price. This structure enables investors to gain exposure to, or manage risks they currently have, in liquid and illiquid asset categories without ever directly owning the asset being tracked.
(1) NAV represents the per share underlying value and is calculated on each price determination day by reference to the level of the benchmark price on that day.

Claymore Securities, Inc. will act as the administrative and marketing agent for the Trusts. The depositor of the Trusts, MACRO Securities Depositor, LLC is jointly owned by Claymore Group, Inc., the parent company of Claymore Securities, Inc. and MACROMarkets LLC whose subsidiary, MACRO Financial LLC also will act as marketing agent for the Trusts. Other than through joint ownership of the depositor, there is no affiliation between Claymore and MACROMarkets.

THIS MATERIAL SHOULD BE PRECEDED OR ACCOMPANIED BY A PROSPECTUS. INVESTORS SHOULD CONSIDER THE INVESTMENT OBJECTIVES AND POLICIES, RISK CONSIDERATIONS, CHARGES AND ONGOING EXPENSES OF ANY TRUST CAREFULLY BEFORE THEY INVEST OR SEND MONEY. THE PROSPECTUS CONTAINS THIS AND OTHER INFORMATION RELEVANT TO AN INVESTMENT IN THE TRUST. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE YOU INVEST OR SEND MONEY. IF A PROSPECTUS DID NOT ACCOMPANY THIS, PLEASE CONTACT A SECURITIES REPRESENTATIVE OR CLAYMORE SECURITIES, INC., 2455 CORPORATE WEST DRIVE, LISLE, ILLINOIS 60532, 800-345-7999, OR ACCESS THE "LITERATURE" SECTION OF THIS WEBSITE.

The information on this website is intended for U.S. Residents only. The information provided does not constitute a solicitation of an offer to buy, or an offer to sell securities in any jurisdiction to any person to whom it is not lawful to make such an offer. All rights reserved. Market information used on this website is obtained from non-proprietary market sources. While we believe this information to be accurate, Claymore Securities, Inc. and its affiliates cannot attest to the validity of information culled from other sources. The Claymore logos and "Claymore Securities, Inc." are protected under various U.S. Trademark Registrations.

                               TRUST DETAILS - UCR

Announcements

11/28/06          UCR Investor Guide - Claymore MACROshares Oil Up

The Claymore MACROshares Oil Up Tradeable Shares (the "Shares") will trade on the American Stock Exchange under the ticker symbol "UCR". The Shares allow investors the ability to take a long position based on their view of positive movements of futures contracts of a barrel of crude oil. The Shares are issued by the Claymore MACROshares Oil Up Tradeable Trust ("Trust") and are designed to track the settlement price of the NYMEX Division Light Sweet Crude Oil Futures Contract of the designated maturity. Shares in the Trust are afforded the potential for quarterly distributions of income derived from the Trust's holdings, which consist of shares of the Claymore MACROshares Oil Up Holding Trust (the "Holding Trust"). The Holding Trust distributes income, net of Holding Trust expenses, that it earns from its investments. The level of income earned and distributed by the Holding Trust will fluctuate with the settlement price of the NYMEX Division Light Sweet Crude Oil Futures Contract of the designated maturity.

Overview of the Claymore MACROshares Oil Up Tradeable Shares

o An efficient vehicle for tracking the price movement of crude oil (West Texas Intermediate)

o Intraday liquidity offering investors the ability to buy and sell throughout the day during normal trading hours

o May serve as a portfolio diversifier due to the historically low correlation of crude oil with other asset classes

o Potential for net quarterly income derived from short-term U.S. Treasuries or repurchase agreements held by the Holding Trust

o    No leverage

For institutions who have signed an Authorized Participant Agreement, information regarding the Claymore MACROshares Oil Up Holding Trust and Claymore MACROshares Oil Up Holding Shares can be viewed by clicking here.

Profile

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Symbol (Click for Intraday Price)                                    UCR
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Exchange                                                             AMEX
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CUSIP                                                                18383R109
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Trust Inception Date                                                 11/27/06
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Trust Maturity Date(1)                                               11/27/26
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Trust Inception Price                                                $60.00
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Trust Inception NAV                                                  $60.00
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Distribution Frequency, if any                                       Quarterly
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Expense Ratio(2)                                                     1.60 %
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Initial Reference Price                                              $60.00
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(1)  Unless earlier redeemed on a redemption date or an early termination date, a final distribution will be made on the Claymore MACROshares Oil Up Holding Shares and the Claymore MACROshares Up Tradeable Shares on [ ], 2026. Please refer to the prospectus for a further discussion on possible "termination triggers".

(2) The expenses are incurred by the Holding Trust and indirectly passed to the Tradeable Trust. After 24 months, the Holding Trust's expenses are scheduled to be reduced to and capped at 1.50% of total assets. To the extent that the remaining fee deduction amount after payment of expenses is insufficient to pay in full all of the fees, MacroMarkets LLC and Claymore Securities, Inc. will waive fees; if still not sufficient, Macro Securities Depositor will subsidize.

Current Distribution

There has been no initial distribution yet, therefore there is no data to display.

Risks and Other Considerations

CLAYMORE SECURITIES, INC. WILL ACT AS THE ADMINISTRATIVE AND MARKETING AGENT FOR THE TRUSTS. THE DEPOSITOR OF THE TRUSTS, MACRO SECURITIES DEPOSITOR, LLC IS JOINTLY OWNED BY CLAYMORE GROUP, INC., THE PARENT COMPANY OF CLAYMORE SECURITIES, INC. AND MACROMARKETS LLC WHOSE SUBSIDIARY, MACRO FINANCIAL LLC ALSO WILL ACT AS MARKETING AGENT FOR THE TRUSTS. OTHER THAN THROUGH JOINT OWNERSHIP OF THE DEPOSITOR, THERE IS NO AFFILIATION BETWEEN CLAYMORE AND MACRO MARKETS.

The assets of the Claymore MACROshares Oil Up Tradeable Trust (the "Trust") will consist of Claymore MACROshares Oil Up Holding Shares, which will be issued by the Claymore MACROshares Oil Up Holding Trust (the "Holding Trust"). The assets of the Holding Trust will consist, in part, of an income distribution agreement and settlement contracts entered into with the Claymore MACROshares Oil Down Holding Trust. The Holding Trust will hold Treasuries and collateralized repurchase agreements to secure its obligations under the income distribution agreement and settlement contracts. The Holding Trust will have an "underlying value" which will represent its entitlement on each day to the assets and accrued interest thereon in the Holding Trust and the Claymore MACROshares Oil Down Holding Trust depending upon the price of crude oil on that day. If the applicable reference price of crude oil rises above its daily starting level, the Holding Trust's underlying value will increase in an amount equal to the change in reference price. Conversely, if the level of the applicable reference price of crude oil falls below its starting level, the Holding Trust's underlying value will decrease in an amount equal to the change in reference price. The market price of Claymore MACROshares Oil Up Tradeable Shares may diverge from the underlying value of the Claymore MACROshares Oil Up Holding Shares. Investors may not be able to realize their underlying value when they liquidate their investment due to this divergence. An investment in Claymore MACROshares Oil Up Tradeable Shares is not equivalent to an investment in oil.

An investment in the Up-MACRO Holding Shares or the Up-MACRO Tradeable Shares involves significant risks, including the risk of loss of substantially all of your investment. Please note that whenever the "Up-MACRO Shares" are referenced in the risk factors that follow, we are discussing a risk that applies to both the Up-MACRO Holding Shares and the Up-MACRO Tradeable shares. Any risk affecting the Up-MACRO Holding Shares will also directly affect the Up-MACRO Tradeable Shares, because the Up-MACRO Tradeable Shares are entitled to receive only pass-through distributions of amounts received by the Up-MACRO Tradeable Trust on the Up-MACRO Holding Shares it holds on deposit. There is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution to shareholders. You should review the risk factors in the prospectus prior to investing in the Tradeable Trust.

You may lose your entire investment in the Up-MACRO Holding Shares or the Up-MACRO Tradeable Shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution.

The amount of each payment required to be made by the paired holding trusts under the income distribution agreement will be based on the daily level of the Applicable Reference Price of Crude Oil during the preceding calculation period and the amount of the settlement payment to be made under the settlement contracts will be based on the Applicable Reference Price of Crude Oil at the time those payments are made. When we refer to the "Applicable Reference Price of Crude Oil," we are referring to the settlement price of the NYMEX Division light sweet crude oil futures contract of the designated maturity, as established and reported by NYMEX on a per barrel basis in U.S. dollars at the end of each price determination day. When we refer to a light sweet crude oil futures contract of the "designated maturity," we mean the contract that matures
(i) during the next succeeding calendar month if the date of determination is the first day of the current calendar month through and including the tenth business day of the current calendar month and (ii) during the second succeeding calendar month if the date of determination is the eleventh business day of the current calendar month through the last day of the current calendar month. Futures markets are subject to temporary distortions due to various factors, including a lack of liquidity in the markets, the participation of speculators and government regulation and intervention, which affect the market price of futures contracts, including the price of the NYMEX Division Light Sweet Crude Oil Futures Contract. Due to the fact that oil, as well as the NYMEX Division Light Sweet Crude Oil Futures Contracts, are priced in U.S. dollars, these prices may be affected by changes in the value of the U.S. dollar relative to other currencies. Interest rate changes, which affect exchange rates, may also have an impact on the price of oil and, specifically, on the price at which the NYMEX Division Light Sweet Crude Oil Futures Contracts are trading. All of these factors may adversely affect the level of the applicable reference price of crude oil and may result in a significant degree of volatility in that price, which will be reflected in the underlying value of the Shares and which can be expected to result in a corresponding significant degree of volatility in the market price of the Shares.

Fluctuations in the underlying value of the Up-MACRO Holding Trust and other factors may affect the market price of your Up-MACRO Shares. The market price of your Up-MACRO Holding Shares or your Up-MACRO Tradeable Shares will be determined by a number of different factors, including the proportion of the current underlying value of the Up-MACRO Holding Trust that is represented by those Up-MACRO Holding or Tradeable Shares, also referred to as their "per share underlying value," which will depend upon the Applicable Reference Price of Crude Oil, as well as factors such as the prevailing interest rate environment, investor expectations about oil prices and the energy industry in general and the supply and demand for your shares.

An investment in the Up-MACRO Shares may not resemble a direct investment in oil. The yield on your Up-MACRO Holding or Tradeable Shares will depend primarily upon the relationship between the underlying value of the Up-MACRO Holding Trust and movements in the Applicable Reference Price of Crude Oil, and upon how long the Up-MACRO Holding Shares and Up-MACRO Tradeable Shares are outstanding and receiving quarterly distributions and either (1) the underlying value of the Up-MACRO Holding Trust on the date you receive the final distribution on shares or (2) the price at which those shares are sold.

It is important to note that non-corporate U.S. investors in the Trusts will likely incur phantom income in respect of the income derived from its short-term investments because the deductibility of trust expenses and payments under the income distribution agreement will be subject to substantial limitations to such taxpayers. For many, if not most, of such taxpayers, these limitations will effectively render these items non-deductible. Such loss of deductibility creates taxable income in excess of the available cash flow to investors.

Because non-U.S. investors who satisfy certain certification requirements will not be subject to withholding, investment in the Shares may be attractive to non-U.S. investors seeking access to an asset class with traditional barriers to entry.

Potential investors should consult their tax advisors about the United States federal income tax consequences of purchasing, owning and disposing of shares. There is no authority directly on point dealing with securities such as Claymore MACROshares Oil Up Tradeable Shares or the transactions of the type described in the prospectus. No rulings have been sought from the Internal Revenue Service ("IRS"). Accordingly, there can be no assurance that the IRS will not challenge the income tax positions to be taken by the Holding Trust and the Shares or that a court would not sustain such a challenge. It is strongly recommended that each prospective investor in the Claymore MACROshares Oil Up Tradeable Shares consult with their own tax advisor regarding the application of tax laws to their particular situation.

Investors are hereby notified that: (A) any discussion of federal tax issues in this marketing booklet is not intended or written to be relied upon, and cannot be relied upon, by investors for the purpose of avoiding penalties that may be imposed on investors under the Internal Revenue Code; (B) such discussion is being used in connection with the promotion or marketing by the issuer of the transactions or matters addressed herein; and (C) investors should seek advice based on their particular circumstances from an independent tax advisor.

The Up-MACRO Holding Trust will make distributions on the Up-MACRO Holding Shares solely from the assets deposited in the paired holding trusts. The Up-MACRO Tradeable Trust will make distributions on the Up-MACRO Tradeable Shares solely from funds that it receives from the Up-MACRO Holding Trust.

Income on the short-term investments held in the Holding Trust may be insufficient to make quarterly distributions. The assets on deposit in the paired holding trusts will consist entirely of Treasuries that mature prior to each distribution date and overnight repurchase agreements that are collateralized by treasuries.

The paired holding trusts may incur losses in connection with treasuries delivered upon the default of a repurchase agreement counterparty.

The return on your shares is uncertain. This is due to a variety of factors. Please refer to the prospectus for more complete information.

The price of the asset being tracked by the Up-MACRO Tradeable Trust may be volatile. It may be difficult to predict whether the long-term the price of the asset being tracked will reflect a generally upward or downward trend. There are risks associated with investing in a product linked to a benchmark price. A substitute price may be used as the Applicable Reference Price of the benchmark asset.

There is currently no market for the Up-MACRO shares, and no market may develop. No market will exist for the Up-MACRO holding shares or the Up-MACRO tradeable shares prior to their initial issuance. The Up-MACRO tradeable shares, as well as the Down-MACRO tradeable shares, will be listed on the AMEX and we will seek to maintain such listings while any of these shares are outstanding. However, we cannot guarantee that a secondary market will develop for your Up-MACRO shares or, if a secondary market does develop, that it will provide liquidity of investment or continue for the life of those shares.

A substitute price may be used as the Applicable Reference Price of Crude Oil. In the event that the licensing agreement with NYMEX terminates in accordance with its terms, we will seek to obtain a license from the Dow Jones Energy Service for the spot price it calculates for West Texas Intermediate crude oil or, it that price is not available, for Light Louisiana Sweet crude oil. If we are able to obtain such license, one of these substitute prices will become the new Applicable Reference Price of Crude Oil and will be used to calculate the underlying value of the Up-MACRO holding trust and the per share underlying value of the Up-MACRO shares.

Neither the Up-MACRO holding trust nor the Up-MACRO tradeable trust is regulated as a commodity pool and none of the Up-MACRO shares are regulated by the Commodity Futures Trading Commission.

Redemption and creation orders are subject to postponement, suspension or rejection in certain circumstances. There is no authority directly on point dealing with securities such as the Up-MACRO holding shares or transactions of the type described.

If the Up-MACRO holding trust is taxable as a corporation for United States federal income tax purposes, your distributions will be reduced.

If the Up-MACRO holding trust were determined not to qualify as a securitization partnership, and the Up-MACRO holding trust were to have built-in losses at the time you transfer your shares, the value of your shares could be affected. There is no authority directly on point dealing with the classification of partnerships as securitization partnerships. It is possible that the IRS could assert that the Up-MACRO holding trust does not qualify as a securitization partnership.

You should be aware of the tax consequence of your investment in the Up-MACRO shares. For example, you may have United States federal income tax liabilities in advance, or in excess, of your quarterly distributions. It is possible that as a holder of Up-MACRO holding shares or a holder of Up-MACRO tradeable shares you may recognize taxable income in advance, or in excess, of your receipt of any cash distributions with respect to those shares. In addition, capital losses and deductions in respect of payments under the income distribution agreement, trustee fees, licensing fees and other expenses associated with the Up-MACRO holding trust will be separately stated for you and you may deduct such losses and expenses only to the extent permitted by law.

The historical performance of the Applicable Reference Price of Crude Oil is not an indication of its future performance. It is impossible to predict whether the market price of Light Sweet Crude Oil will rise or fall from its current starting level following the closing date. The Applicable Reference Price of Crude Oil is affected by a large number of complex and interrelated factors. Past levels of the Applicable Reference Price of Crude Oil are not indicative of the levels to which the price may rise or fall in the future.

The Up-MACRO holding shares and the Up-MACRO tradeable shares do not confer upon their holders many of the rights normally associated with shares issued by a corporation.

The Holding Trust and the Tradeable Trust must pay all of their own fees and expenses on each distribution date. The Trustee, at the direction of the administrative agent, must reinvest, on behalf of the Holding Trust and the Trust, an amount equal to the aggregate par amount of the Holding Trust and the Trust's respective shares in short-term investments on each distribution date, if that amount is available to be reinvested out of the Holding Trust and the Trust's proceeds on that date. If less than that amount is available, the resultant deficiency must be made up on subsequent distribution dates out of income available on those dates, if any, which will result in less income being distributed to investors as quarterly distributions on those dates. If prevailing interest rates remain low for an extended period of time, less income will be available to pay fees and expenses and, as a result, little or no quarterly distributions may be made and passed through by the Holding Trust and the Trust.

Because one of the objectives of the Trust is to track the performance of crude oil, the Trust will be subject to many of the same risks and considerations pertinent to a direct investment in oil. The price of oil is variable and at times volatile, and there are significant risks associated with investing in a product linked to this price. The price of oil, including the price of crude oil, can be affected, at times dramatically, by factors that impact the supply and demand for oil. The demand for crude oil is determined primarily by industrial demand for power, consumer demand for heating, and both industrial and consumer transportation needs. The supply of oil is affected primarily by the amount of oil that countries with significant oil reserves choose or are able to produce. Changes in worldwide demand, varying weather conditions, government regulations in the U.S. and abroad, environmental changes, geopolitical events such as wars, political instability, natural disasters, sabotage, labor problems, machinery failures and human error can all impact the supply and demand, and thus the price, of oil. Rapidly-evolving supply and demand factors can contribute greatly to the volatility associated with the price of oil. Such volatility will be reflected in the volatility of the underlying market value of the Trust's shares.

Claymore Securities, Inc. and its affiliates and MacroMarkets, LLC do not provide tax advice. Investors are urged to consult their tax advisor to fully understand the tax implications associated with an investment in the Claymore MACROshares Oil Up Tradeable Trust.

All securities transactions by MACRO Markets are conducted through its subsidiary MACRO Financial LLC, a NASD registered broker dealer.

MACRO SECURITIES DEPOSITOR, LLC, A DELAWARE LIMITED LIABILITY COMPANY WHICH IS ACTING AS THE DEPOSITOR FOR THESE TRUSTS, HAVE FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, MACRO SECURITIES DEPOSITOR, LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE (800) 345-7999. YOU MAY ALSO REQUEST A COPY OF THE PROSPECTUS BY ACCESSING THE CLAYMORE MACROSHARES WEB SITE AT WWW.CLAYMOREMACROSHARES.COM.

Documents

UCR Investor Guide - Claymore MACROshares Oil Up

Trust Statistics as of 11/29/06

                                       Market Price                    NAV(1)

Close                                       -                           -
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Change                                      -                           -
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52-Week High                                -                           -
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52-Week Low                                 -                           -
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Bid/Ask Midpoint                            -
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Bid/Ask Premium (Discount)                  -
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Volume                                      -
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Shares Outstanding                          -
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Total Net Assets                            -
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Reference Price                             View
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Percentage Change                           View
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Price History
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Figures are based on market close.

(1) NAV represents the per share underlying value, as described in the prospectus.

THIS MATERIAL SHOULD BE PRECEDED OR ACCOMPANIED BY A PROSPECTUS. INVESTORS SHOULD CONSIDER THE INVESTMENT OBJECTIVES AND POLICIES, RISK CONSIDERATIONS, CHARGES AND ONGOING EXPENSES OF ANY TRUST CAREFULLY BEFORE THEY INVEST OR SEND MONEY. THE PROSPECTUS CONTAINS THIS AND OTHER INFORMATION RELEVANT TO AN INVESTMENT IN THE TRUST. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE YOU INVEST OR SEND MONEY. IF A PROSPECTUS DID NOT ACCOMPANY THIS, PLEASE CONTACT A SECURITIES REPRESENTATIVE OR CLAYMORE SECURITIES, INC., 2455 CORPORATE WEST DRIVE, LISLE, ILLINOIS 60532, 800-345-7999, OR ACCESS THE "LITERATURE" SECTION OF THIS WEBSITE.

The information on this website is intended for U.S. residents only. The information provided does not constitute a solicitation of an offer to buy, or an offer to sell securities in any jurisdiction to any person to whom it is not lawful to make such an offer. All rights reserved. Market information used on this website is obtained from non-proprietary market sources. While we believe this information to be accurate, Claymore Securities, Inc. and its affiliates cannot attest to the validity of information culled from other sources. The Claymore logos and "Claymore Securities, Inc." are protected under various U.S. Trademark Registrations.

                               TRUST DETAILS - DCR

Announcements

11/28/06          DCR Investor Guide - Claymore MACROshares Oil Down

THE CLAYMORE MACROSHARES OIL DOWN TRADABLE SHARES (THE "SHARES") will trade on the American Stock Exchange under the ticker symbol "DCR". The Shares allow investors the ability to take a long position based on their viewpoint on downward movements of futures contracts of a barrel of crude oil. The Shares are issued by the Claymore MACROshares Oil Down Tradeable Trust ("Trust") and are designed to track the settlement price of the NYMEX Division Light Sweet Crude Oil Futures Contract of the designated maturity. Shares in the Trust are afforded the potential for quarterly distributions of income derived from the Trust's holdings, which consist of shares of the Claymore MACROshares Oil Down Holding Trust (the "Holding Trust"). The Holding Trust distributes income, net of Holding Trust expenses, that it earns from its investments. The level of income earned and distributed by the Holding Trust will fluctuate with the settlement price of the NYMEX Division Light Sweet Crude Oil Futures Contract of the designated maturity.

Overview of the Claymore MACROshares Oil Down Tradable Shares

o An efficient vehicle for tracking the inverse price movement of crude oil (West Texas Intermediate)

o Intraday liquidity offering investors the ability to buy and sell throughout the day during normal trading hours

o Potential for net quarterly income derived from short-term U.S. Treasuries or repurchase agreements held by the Claymore MACROshares Oil Down Holding Trust (the "Holding Trust")

o    No leverage

For institutions who have signed an Authorized Participant Agreement, information regarding the Claymore MACROshares Oil Down Holding Trust and Claymore MACROshares Oil Down Holding Shares can be viewed by clicking here.

Profile

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Symbol (Click for Intraday Price)                                   DCR
--------------------------------------------------------------------------------
Exchange                                                            AMEX
--------------------------------------------------------------------------------
CUSIP                                                               18383H101
--------------------------------------------------------------------------------
Trust Inception Date                                                11/27/06
--------------------------------------------------------------------------------
Trust Maturity Date(1)                                              11/27/26
--------------------------------------------------------------------------------
Trust Inception Price                                               $60.00
--------------------------------------------------------------------------------
Trust Inception NAV                                                 $60.00
--------------------------------------------------------------------------------
Distribution Frequency, if any                                      Quarterly
--------------------------------------------------------------------------------
Expense Ratio(2)                                                    1.60 %
--------------------------------------------------------------------------------
Initial Reference Price                                             $60.00
--------------------------------------------------------------------------------
(1) Unless earlier redeemed on a redemption date or an early termination date, a final distribution will be made on the Claymore MACROshares Oil Down Holding Shares and the Claymore MACROshares Down Tradeable Shares on [ ], 2026. Please refer to the prospectus for a further discussion on possible "termination triggers".

(2) The expenses are incurred by the Holding Trust and indirectly passed to the Tradeable Trust. After 24 months, the Holding Trust's expenses are scheduled to be reduced to and capped at 1.50% of total assets. To the extent that the remaining fee deduction amount after payment of expenses is insufficient to pay in full all of the fees, MacroMarkets LLC and Claymore Securities, Inc. will waive fees; if still not sufficient, Macro Securities Depositor will subsidize.

Current Distribution

There has been no initial distribution yet, therefore there is no data to display.

RISKS AND OTHER CONSIDERATIONS

CLAYMORE SECURITIES, INC. WILL ACT AS THE ADMINISTRATIVE AND MARKETING AGENT FOR THE TRUSTS. THE DEPOSITOR OF THE TRUSTS, MACRO SECURITIES DEPOSITOR, LLC IS JOINTLY OWNED BY CLAYMORE GROUP, INC., THE PARENT COMPANY OF CLAYMORE SECURITIES, INC. AND MACROMARKETS LLC WHOSE SUBSIDIARY, MACRO FINANCIAL LLC
ALSO WILL ACT AS MARKETING AGENT FOR THE TRUSTS. OTHER THAN THROUGH JOINT OWNERSHIP OF THE DEPOSITOR, THERE IS NO AFFILIATION BETWEEN CLAYMORE AND MACROMARKETS.

The assets of the Claymore MACROshares Oil Down Tradeable Trust (the "Trust") will consist of Claymore MACROshares Oil Down Holding Shares, which will be issued by the Claymore MACROshares Oil Down Holding Trust (the "Holding Trust"). The assets of the Holding Trust will consist, in part, of an income distribution agreement and settlement contracts entered into with the Claymore MACROshares Oil Up Holding Trust. The Holding Trust will hold Treasuries and collateralized repurchase agreements to secure its obligations under the income distribution agreement and settlement contracts. The Holding Trust has an "underlying value" which will represent its entitlement on each day to the assets and accrued income thereon in both the Holding Trust and the Claymore MACROshares Oil Up Holding Trust depending upon the applicable reference price of crude oil futures contracts on that day. If the applicable reference price of crude oil falls below its starting level, the Holding Trust's underlying value will increase in an amount equal to the change in the reference price. Conversely, if the level of the applicable reference price of crude oil rises above its starting level, the Holding Trust's underlying value will decrease in an amount equal to the change in the reference price. The market price of Claymore MACROshares Oil Down Tradeable Shares may diverge from the underlying value of the Claymore MACROshares Oil Down Holding Shares. Investors may not be able to realize their underlying value when they liquidate their investment due to this divergence. An investment in Claymore MACROshares Oil Down Tradeable Shares is not equivalent to an investment in oil.

An investment in the Down-MACRO Holding Shares or the Down-MACRO Tradeable Shares involves significant risks, including the risk of loss of substantially all of your investment. Please note that whenever the "Down-MACRO Shares" are referenced in the risk factors that follow, we are discussing a risk that applies to both the Down-MACRO Holding Shares and the Down-MACRO Tradeable Shares. Any risk affecting the Down-MACRO Holding Shares will also directly affect the Down-MACRO Tradeable Shares, because the Down-MACRO Tradeable Shares are entitled to receive only passthrough distributions of amounts received by the Down-MACRO Tradeable Trust on the Down-MACRO Holding Shares it holds on deposit. There is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution to shareholders. You should review the risk factors in the prospectus prior to investing in the Tradeable Trust.

You may lose your entire investment in the Down-MACRO Holding Shares or the Down-MACRO Tradeable Shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution.

There is currently no market for the Down-MACRO shares, and no market may develop. No market will exist for the Down-MACRO holding shares or the Down-MACRO tradeable shares prior to their initial issuance. The Down-MACRO tradeable shares, as well as the Down-MACRO tradeable shares, will be listed on the AMEX and we will seek to maintain such listings while any of these shares are outstanding. However, we cannot guarantee that a secondary market will develop for your Down-MACRO shares or, if a secondary market does develop, that it will provide liquidity of investment or continue for the life of those shares.

The amount of each payment required to be made by the paired holding trusts under the income distribution agreement will be based on the daily level of the Applicable Reference Price of Crude Oil during the preceding calculation period and the amount of the settlement payment to be made under the settlement contracts will be based on the Applicable Reference Price of Crude Oil at the time those payments are made. When we refer to the "Applicable Reference Price of Crude Oil," we are referring to the settlement price of the NYMEX Division light sweet crude oil futures contract of the designated maturity, as established and reported by NYMEX on a per barrel basis in U.S. dollars at the end of each price determination day. When we refer to a light sweet crude oil futures contract of the "designated maturity," we mean the contract that matures
(i) during the next succeeding calendar month if the date of determination is the first day of the current calendar month through and including the tenth business day of the current calendar month and (ii) during the second succeeding calendar month if the date of determination is the eleventh business day of the current calendar month through the last day of the current calendar month. Futures markets are subject to temporary distortions due to various factors, including a lack of liquidity in the markets, the participation of speculators and government regulation and intervention, which affect the market price of futures contracts, including the price of the NYMEX Division Light Sweet Crude Oil Futures Contract. Due to the fact that oil, as well as the NYMEX Division Light Sweet Crude Oil Futures Contracts, are priced in U.S. dollars, these prices may be affected by changes in the value of the U.S. dollar relative to other currencies. Interest rate changes, which affect exchange rates, may also have an impact on the price of oil and, specifically, on the price at which the NYMEX Division Light Sweet Crude Oil Futures Contracts are trading. All of these factors may adversely affect the level of the applicable reference price of crude oil and may result in a significant degree of volatility in that price, which will be reflected in the underlying value of the Trust's shares and which can be expected to result in a corresponding significant degree of volatility in the market price of the Trust's shares.

Fluctuations in the underlying value of the Down-MACRO Holding Trust and other factors may affect the market price of Down-MACRO Shares. The market price of Down-MACRO Holding Shares or your Down-MACRO Tradeable Shares will be determined by a number of different factors, including the proportion of the current underlying value of the Down-MACRO Holding Trust that is represented by those Down-MACRO Holding or Tradeable Shares, also referred to as their "per share underlying value," which will depend upon the Applicable Reference Price of Crude Oil, as well as factors such as the prevailing interest rate environment, investor expectations about oil prices and the energy industry in general and the supply and demand for your shares.

An investment in the Down-MACRO shares may not resemble a direct investment in oil. The yield on Down-MACRO Holding or Tradeable Shares will depend primarily upon the relationship between the underlying value of the Down-MACRO holding trust and movements in the Applicable Reference Price of Crude Oil, and upon how long the Down-MACRO holding shares and Down-MACRO tradeable shares are outstanding and receiving quarterly distributions and either (1) the underlying value of the Down-MACRO holding trust on the date you receive the final distribution on shares or (2) the price at which those shares are sold.

It is important to note that non-corporate U.S. investors in the Trusts will likely incur phantom income in respect of the income derived from its short-term investments because the deductibility of trust expenses and payments under the income distribution agreement will be subject to substantial limitations to such taxpayers. For many, if not most, of such taxpayers, these limitations will effectively render these items non-deductible. Such loss of deductibility creates taxable income in excess of the available cash flow to investors.

Because non-U.S. investors who satisfy certain certification requirements will not be subject to withholding, investment in the Trusts may be attractive to non-U.S. investors seeking access to an asset class with traditional barriers to entry.

Potential investors should consult their tax advisors about the United States federal income tax consequences of purchasing, owning and disposing of shares. No rulings have been sought from the Internal Revenue Service ("IRS"). Accordingly, there can be no assurance that the IRS will not challenge the income tax positions to be taken by the Holding Trust and the Trust or that a court would not sustain such a challenge. It is strongly recommended that each prospective investor in the Claymore MACROshares Oil Down Tradeable Trust consult with their own tax advisor regarding the application of tax laws to their particular situation.

Investors are hereby notified that: (A) any discussion of federal tax issues in this marketing booklet is not intended or written to be relied upon, and cannot be relied upon, by investors for the purpose of avoiding penalties that may be imposed on investors under the Internal Revenue Code; (B) such discussion is being used in connection with the promotion or marketing by the issuer of the transactions or matters addressed herein; and (C) investors should seek advice based on their particular circumstances from an independent tax advisor.

The Down-MACRO holding trust will make distributions on the Down-MACRO Holding Shares solely from the assets deposited in the paired holding trusts. The Down-MACRO Tradeable Trust will make distributions on the Down-MACRO Tradeable Shares solely from funds that it receives from the Down-MACRO Holding Trust.

Income on the short-term investments held by the Holding Trust may be insufficient to make quarterly distributions. The assets on deposit in the paired holding trusts will consist entirely of Treasuries that mature prior to each distribution date and overnight repurchase agreements that are collateralized by treasuries.

The paired holding trusts may incur losses in connection with treasuries delivered upon the default of a repurchase agreement counterparty.

The return on your shares is uncertain. This is due to a variety of factors. Please refer to the prospectus for more complete information.

The price of the asset being tracked by the Down-MACRO Tradeable Trust may be volatile. It may be difficult to predict whether the long-term the price of the asset being tracked will reflect a generally upward or downward trend. There are risks associated with investing in a product linked to a benchmark price. A substitute price may be used as the Applicable Reference Price of the benchmark asset.

A substitute price may be used as the Applicable Reference Price of Crude Oil. In the event that the licensing agreement with NYMEX terminates in accordance with its terms, we will seek to obtain a license from the Dow Jones Energy Service for the spot price it calculates for West Texas Intermediate crude oil or, it that price is not available, for Light Louisiana Sweet crude oil. If we are able to obtain such license, one of these substitute prices will become the new Applicable Reference Price of Crude Oil and will be used to calculate the underlying value of the Down-MACRO holding trust and the per share underlying value of the Down-MACRO shares.

Neither the Down-MACRO holding trust nor the Down-MACRO tradeable trust is regulated as a commodity pool and none of the Down-MACRO shares are regulated by the Commodity Futures Trading Commission.

Redemption and creation orders are subject to postponement, suspension or rejection in certain circumstances. There is no authority directly on point dealing with securities such as the Down-MACRO holding shares or transactions of the type described.

If the Down-MACRO holding trust is taxable as a corporation for United States federal income tax purposes, your distributions will be reduced.

If the Down-MACRO holding trust were determined not to qualify as a securitization partnership, and the Down-MACRO holding trust were to have built-in losses at the time you transfer your shares, the value of your shares could be affected. There is no authority directly on point dealing with the classification of partnerships as securitization partnerships. It is possible that the IRS could assert that the Down-MACRO holding trust does not qualify as a securitization partnership.

You should be aware of the tax consequence of your investment in the Down-MACRO shares. For example, you may have United States federal income tax liabilities in advance, or in excess, of your quarterly distributions. It is possible that as a holder of Down-MACRO holding shares or a holder of Down-MACRO tradeable shares you may recognize taxable income in advance, or in excess, of your receipt of any cash distributions with respect to those shares. In addition, capital losses and deductions in respect of payments under the income distribution agreement, trustee fees, licensing fees and other expenses associated with the Down-MACRO holding trust will be separately stated for you and you may deduct such losses and expenses only to the extent permitted by law.

The historical performance of the Applicable Reference Price of Crude Oil is not an indication of its future performance. It is impossible to predict whether the market price of Light Sweet Crude Oil will rise or fall from its current starting level following the closing date. The Applicable Reference Price of Crude Oil is affected by a large number of complex and interrelated factors. Past levels of the Applicable Reference Price of Crude Oil are not indicative of the levels to which the price may rise or fall in the future.

The Down-MACRO holding shares and the Down-MACRO tradeable shares do not confer upon their holders many of the rights normally associated with shares issued by a corporation.

The Holding Trust and the Tradeable Trust must pay all of their own fees and expenses on each distribution date. The Trustee, at the direction of the administrative agent, must reinvest, on behalf of the Holding Trust and the Trust, an amount equal to the aggregate par amount of the Holding Trust and the Trust's respective shares in short-term investments on each distribution date, if that amount is available to be reinvested out of the Holding Trust and the Trust's proceeds on that date. If less than that amount is available, the resultant deficiency must be made up on subsequent distribution dates out of income available on those dates, if any, which will result in less income being distributed to investors as quarterly distributions on those dates. If prevailing interest rates remain low for an extended period of time, less income will be available to pay fees and expenses and, as a result, little or no quarterly distributions may be made and passed through by the Holding Trust and the Trust.

Because one of the objectives of the Trust is to track the performance of crude oil, the Trust will be subject to the same risks and considerations pertinent to a direct investment in oil. The price of oil is variable and at times volatile, and there are significant risks associated with investing in a product linked to this price. The price of oil, including the price of crude oil, can be affected, at times dramatically, by factors that impact the supply and demand for oil. The demand for crude oil is determined primarily by industrial demand for power, consumer demand for heating, and both industrial and consumer transportation needs. The supply of oil is affected primarily by the amount of oil that countries with significant oil reserves choose or are able to produce. Changes in worldwide demand, varying weather conditions, government regulations in the U.S. and abroad, environmental changes, geopolitical events such as wars, political instability, natural disasters, sabotage, labor problems, machinery failures and human error can all impact the supply and demand, and thus the price, of oil. Rapidly-evolving supply and demand factors can contribute greatly to the volatility associated with the price of oil. Such volatility will be reflected in the volatility of the underlying market value of the Trust's shares.

Claymore Securities, Inc. and its affiliates and MacroMarkets, LLC do not provide tax advice. Investors are urged to consult their tax advisor to fully understand the tax implications associated with an investment in the Claymore MACROshares Oil Down Tradeable Trust.

All securities transactions by MACRO Markets are conducted through its subsidiary MACRO Financial LLC, a NASD registered broker dealer.

MACRO SECURITIES DEPOSITOR, LLC, A DELAWARE LIMITED LIABILITY COMPANY WHICH IS ACTING AS THE DEPOSITOR FOR THESE TRUSTS, HAVE FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, MACRO SECURITIES DEPOSITOR, LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE (800) 345-7999. YOU MAY ALSO REQUEST A COPY OF THE PROSPECTUS BY ACCESSING THE CLAYMORE MACROSHARES WEB SITE AT WWW.CLAYMOREMACROSHARES.COM.

Documents

DCR Investor Guide - Claymore MACROshares Oil Down

Trust Statistics as of 11/29/06


                                       Market Price                    NAV(1)
--------------------------------------------------------------------------------
Close                                       -                           -
--------------------------------------------------------------------------------
Change                                      -                           -
--------------------------------------------------------------------------------
52-Week High                                -                           -
--------------------------------------------------------------------------------
52-Week Low                                 -                           -
--------------------------------------------------------------------------------
Bid/Ask Midpoint                            -
--------------------------------------------------------------------------------
Bid/Ask Premium (Discount)                  -
--------------------------------------------------------------------------------
Volume                                      -
--------------------------------------------------------------------------------
Shares Outstanding                          -
--------------------------------------------------------------------------------
Total Net Assets                            -
--------------------------------------------------------------------------------
Reference Price                             View
--------------------------------------------------------------------------------
Percentage Change                           View
--------------------------------------------------------------------------------
Price History
--------------------------------------------------------------------------------
Figures are based on market close.


(1) NAV represents the per share underlying value, as described in the prospectus.

THIS MATERIAL SHOULD BE PRECEDED OR ACCOMPANIED BY A PROSPECTUS. INVESTORS SHOULD CONSIDER THE INVESTMENT OBJECTIVES AND POLICIES, RISK CONSIDERATIONS, CHARGES AND ONGOING EXPENSES OF ANY TRUST CAREFULLY BEFORE THEY INVEST OR SEND MONEY. THE PROSPECTUS CONTAINS THIS AND OTHER INFORMATION RELEVANT TO AN INVESTMENT IN THE TRUST. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE YOU INVEST OR SEND MONEY. IF A PROSPECTUS DID NOT ACCOMPANY THIS, PLEASE CONTACT A SECURITIES REPRESENTATIVE OR CLAYMORE SECURITIES, INC., 2455 CORPORATE WEST DRIVE, LISLE, ILLINOIS 60532, 800-345-7999, OR ACCESS THE "LITERATURE" SECTION OF THIS WEBSITE.

The information on this website is intended for U.S. residents only. The information provided does not constitute a solicitation of an offer to buy, or an offer to sell securities in any jurisdiction to any person to whom it is not lawful to make such an offer. All rights reserved. Market information used on this website is obtained from non-proprietary market sources. While we believe this information to be accurate, Claymore Securities, Inc. and its affiliates cannot attest to the validity of information culled from other sources. The Claymore logos and "Claymore Securities, Inc." are protected under various U.S. Trademark Registrations.

                                ABOUT MACROS LINK

What are Claymore MACROshares(TM)?
--------------------------------------------------------------------------------

Innovative Process

The Claymore MACROshares Up and Down Holding Trusts invest in short-term U.S. Treasuries and short-term collateralized repurchase agreements ("short-term investments") as well as settlement contracts and income distribution agreements. The Claymore MACROshares Holding Trusts pledge these assets and the accrued income thereon between the related Claymore MACROshares Up and Down Holding Trusts in direct proportion to the price changes in the benchmark. This process seeks to deliver the performance, less Trust expenses, either positive or negative, to the Claymore MACROshares Tradeable Shares investor in direct proportion to the benchmark's price movement.

Added Exposure

Claymore MACROshares make it possible for investors to gain exposure to an asset without direct ownership of the asset. This innovative product design permits investors to diversify their current asset allocation models, which may enhance performance and potentially reduce their overall portfolio risks.

Efficient Tracking

Claymore MACROshares seek to offer efficient tracking of their appropriate benchmark, assuming each Holding Trust can generate enough income to cover its expenses.


Claymore MACROshares(TM): An Exchange-Traded Investment Product Seeking to Track the Benchmark Price of Various Asset Classes
--------------------------------------------------------------------------------

   o An investment product that tracks the price movement or inverse price movement of a benchmark price without directly holding the asset being tracked.

   o Claymore MACROshares Tradeable Shares are pairs of exchange-traded securities that trade separately and respectively track the upward or downward movement of an index or a benchmark price.

   o Tradeable Shares the ability to buy and sell throughout the day during normal trading hours.

   o The patented structure enables investors to gain exposure to, or manage risks they currently have in liquid and illiquid asset categories.

   o    Shareholders have the potential to receive quarterly income.


Who Should Invest in Claymore MACROshares(TM)?
--------------------------------------------------------------------------------

Claymore MACROshares are designed for investors seeking:

   o    Exposure to difficult-to-access asset categories

   o    The flexibility of intraday liquidity

   o    Portfolio diversification

   o    Innovative structure

The structure is designed to meet the needs of investors who are bullish on the benchmark price and, separately, investors who are bearish on the benchmark price.

How to Purchase Claymore MACROshares(TM)
--------------------------------------------------------------------------------

Retail & Institutional Investors

Claymore MACROshares Tradeable Shares may be bought and sold throughout a normal trading day on the exchange through most brokerage accounts. Similar to stocks, investors buying or selling Claymore MACROshares on an exchange may incur brokerage costs and other transactional fees.

Authorized Participants / Institutional Investors

Shares may only be purchased from, or tendered for redemption to, the Holding Trust by Authorized Participants in blocks of 50,000 shares and only together with 50,000-share blocks of the Claymore MACROshares Holding Trust. Orders for redemptions or creations must be placed at least 30 minutes prior to the close of NYMEX trading.

What are Claymore MACROshares(TM)?
--------------------------------------------------------------------------------

Innovative Process

The Claymore MACROshares Up and Down Holding Trusts invest in short-term U.S. Treasuries and short-term collateralized repurchase agreements ("short-term investments") as well as settlement contracts and income distribution agreements. The Claymore MACROshares Holding Trusts pledge these assets and the accrued income thereon between the related Claymore MACROshares Up and Down Holding Trusts in direct proportion to the price changes in the benchmark. This process seeks to deliver the performance, less Trust expenses, either positive or negative, to the Claymore MACROshares Tradeable Shares investor in direct proportion to the benchmark's price movement.

Added Exposure

Claymore MACROshares make it possible for investors to gain exposure to an asset without direct ownership of the asset. This innovative product design permits investors to diversify their current asset allocation models, which may enhance performance and potentially reduce their overall portfolio risks.

Efficient Tracking

Claymore MACROshares seek to offer efficient tracking of their appropriate benchmark, assuming each Holding Trust can generate enough income to cover its expenses.

THIS MATERIAL SHOULD BE PRECEDED OR ACCOMPANIED BY A PROSPECTUS. INVESTORS SHOULD CONSIDER THE INVESTMENT OBJECTIVES AND POLICIES, RISK CONSIDERATIONS, CHARGES AND ONGOING EXPENSES OF ANY TRUST CAREFULLY BEFORE THEY INVEST OR SEND MONEY. THE PROSPECTUS CONTAINS THIS AND OTHER INFORMATION RELEVANT TO AN INVESTMENT IN THE TRUST. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE YOU INVEST OR SEND MONEY. IF A PROSPECTUS DID NOT ACCOMPANY THIS, PLEASE CONTACT A SECURITIES REPRESENTATIVE OR CLAYMORE SECURITIES, INC., 2455 CORPORATE WEST DRIVE, LISLE, ILLINOIS 60532, 800-345-7999, OR ACCESS THE "LITERATURE" SECTION OF THIS WEBSITE. THE INFORMATION ON THIS WEBSITE IS INTENDED FOR U.S. RESIDENTS ONLY. THE INFORMATION PROVIDED DOES NOT CONSTITUTE A SOLICITATION OF AN OFFER TO BUY, OR AN OFFER TO SELL SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH AN OFFER. ALL RIGHTS RESERVED. MARKET INFORMATION USED ON THIS WEBSITE IS OBTAINED FROM NON-PROPRIETARY MARKET SOURCES. WHILE WE BELIEVE THIS INFORMATION TO BE ACCURATE, CLAYMORE SECURITIES, INC. AND ITS AFFILIATES CANNOT ATTEST TO THE VALIDITY OF INFORMATION CULLED FROM OTHER SOURCES. THE CLAYMORE LOGOS AND "CLAYMORE SECURITIES, INC." ARE PROTECTED UNDER VARIOUS U.S. TRADEMARK REGISTRATIONS.


                                    FAQS LINK
--------------------------------------------------------------------------------
Frequently Asked Questions
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1. What are Claymore MACROshares?

2. How do Claymore MACROshares trade?

3. How do assets flow between the two portfolios?

4. How closely will Claymore MACROshares track an index or benchmark price?

5. How can Claymore MACROshares be used to reduce risk?

6. How do Claymore MACROshares earn their income distributions?

7. What is the expense ratio of the Claymore MACROshares Trusts?

8. What is the tax treatment of Claymore MACROshares?

9. Are Claymore MACROshares eligible for short or margin sales?

10. Who is the sponsor of Claymore MACROshares Trusts?
--------------------------------------------------------------------------------

1.  WHAT ARE CLAYMORE MACROSHARES(TM)?
    Claymore MACROshares(TM) Tradeable Shares are pairs of exchange-traded securities that trade separately and respectively track the upward or downward movement of a benchmark price. This structure enables investors to gain exposure to, or manage risks they currently have, in liquid and illiquid asset categories without directly owning the asset being tracked.

2.  HOW DO CLAYMORE MACROSHARES TRADE?
    Claymore MACROshares Tradeable Shares are listed on the American Stock Exchange and trade during normal market hours.

3.  HOW DO ASSETS FLOW BETWEEN THE TWO PORTFOLIOS?
    The paired trust structure permits the pledging (through settlement contracts and income distribution agreements) of short-term U.S. Treasuries and short-term collateralized repurchase agreements ("short-term investments") along with accrued income between the Claymore MACROshares Up and Claymore MACROshares Down Holding Trusts. The settlement contracts provide a mechanism for pledging, but not transferring, assets until the portfolios' maturity or a redemption of interests in the portfolios. If the final scheduled termination date, an early termination date, or a redemption date occurs during a period of declining oil prices, the Claymore MACROshares Holding Trust will make a final distribution that will be equal to less than the funds it held on deposit before the settlement contracts were settled on that date. In this case, the final distribution made on your Claymore MACROshares Holding Shares or passed through to you on your Claymore MACROshares Tradeable Shares will be below the par amount of those shares and it may also be below the purchase price that you paid for them. As a result, you may lose all or substantially all of your investment in the Claymore MACROshares Holding Shares or the Claymore MACROshares Tradeable Shares.

4. HOW CLOSELY WILL CLAYMORE MACROSHARES TRACK AN INDEX OR BENCHMARK PRICE? Claymore MACROshares seek to offer efficient tracking of their appropriate benchmark, assuming each Holding Trust can generate enough income to cover its expenses. Investor demand may cause either Claymore MACROshares Tradeable Trust to trade at a premium or discount to the Trust's per share underlying value, but the daily redemption and creation process of the paired Claymore MACROshares Holding Trusts are expected to correct these mis-pricing issues.

5.  HOW CAN CLAYMORE MACROSHARES BE USED TO REDUCE RISK?
    Claymore MACROshares can be used to help investors gain or reduce current exposure to the benchmark through an investment in either the MACROshares Up or MACROshares Down Tradeable Shares.

6.  HOW DO CLAYMORE MACROSHARES EARN THEIR INCOME DISTRIBUTIONS?
    The Trusts will distribute their respective net income quarterly. Net income is calculated from the interest earned on the short-term investments held in the Holding Trusts, net of expenses. Movements in short-term interest rates will impact the level of the distribution of each Trust. Changes to the benchmark price (which affects the distribution of short-term investments between the Holding Trusts) will also impact the level of the distribution of each Trust. Income is accrued daily and is based on the underlying value of each Trust. There is no guarantee as to any level of income.

7.  WHAT IS THE EXPENSE RATIO OF THE CLAYMORE MACROSHARES TRUSTS?
    Each Claymore MACROshares Trust uses the same design to deliver the performance to investors, but the expense ratio of each MACROshares product may be different. Please refer to the applicable Claymore MACROshares prospectus for more details.

8.  WHAT IS THE TAX TREATMENT OF CLAYMORE MACROSHARES?
    Income derived from the short-term investments and distributed to holders of Claymore MACROshares is generally expected to be exempt from state and local income tax. Gains or losses on sales of shares are treated as capital gains or losses, with long-term capital gains treatment potentially available. Shareholders will receive a tax information letter from the Tradeable Trust and are expected to receive 1099 Forms from their broker dealer in lieu of a K-1 Form.

9.  ARE CLAYMORE MACROSHARES ELIGIBLE FOR SHORT OR MARGIN SALES?
    Yes, Claymore MACROshares are both short-sale eligible and margin eligible.

10. WHO IS THE SPONSOR OF CLAYMORE MACROSHARES TRUSTS?
    Claymore Securities, Inc. will act as the administrative and marketing agent for the Trusts. The depositor of the Trusts, MACRO Securities Depositor, LLC is jointly owned by Claymore Group, Inc., the parent company of Claymore Securities, Inc. and MACRO Markets LLC whose subsidiary, MACRO Financial LLC also will act as marketing agent for the Trusts. Other than through joint ownership of the depositor, there is no affiliation between Claymore and MACRO Markets.

THIS MATERIAL SHOULD BE PRECEDED OR ACCOMPANIED BY A PROSPECTUS. INVESTORS SHOULD CONSIDER THE INVESTMENT OBJECTIVES AND POLICIES, RISK CONSIDERATIONS, CHARGES AND ONGOING EXPENSES OF ANY TRUST CAREFULLY BEFORE THEY INVEST OR SEND MONEY. THE PROSPECTUS CONTAINS THIS AND OTHER INFORMATION RELEVANT TO AN INVESTMENT IN THE TRUST. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE YOU INVEST OR SEND MONEY. IF A PROSPECTUS DID NOT ACCOMPANY THIS, PLEASE CONTACT A SECURITIES REPRESENTATIVE OR CLAYMORE SECURITIES, INC., 2455 CORPORATE WEST DRIVE, LISLE, ILLINOIS 60532, 800-345-7999, OR ACCESS THE "LITERATURE" SECTION OF THIS WEBSITE.

The information on this website is intended for U.S. residents only. The information provided does not constitute a solicitation of an offer to buy, or an offer to sell securities in any jurisdiction to any person to whom it is not lawful to make such an offer. All rights reserved. Market information used on this website is obtained from non-proprietary market sources. While we believe this information to be accurate, Claymore Securities, Inc. and its affiliates cannot attest to the validity of information culled from other sources. The Claymore logos and "Claymore Securities, Inc." are protected under various U.S. Trademark Registrations.


                                 LITERATURE LINK

THIS MATERIAL SHOULD BE PRECEDED OR ACCOMPANIED BY A PROSPECTUS. INVESTORS SHOULD CONSIDER THE INVESTMENT OBJECTIVES AND POLICIES, RISK CONSIDERATIONS, CHARGES AND ONGOING EXPENSES OF ANY TRUST CAREFULLY BEFORE THEY INVEST OR SEND MONEY. THE PROSPECTUS CONTAINS THIS AND OTHER INFORMATION RELEVANT TO AN INVESTMENT IN THE TRUST. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE YOU INVEST OR SEND MONEY. IF A PROSPECTUS DID NOT ACCOMPANY THIS, PLEASE CONTACT A SECURITIES REPRESENTATIVE OR CLAYMORE SECURITIES, INC., 2455 CORPORATE WEST DRIVE, LISLE, ILLINOIS 60532, 800-345-7999, OR ACCESS THE "LITERATURE" SECTION OF THIS WEBSITE.

The information on this website is intended for U.S. residents only. The information provided does not constitute a solicitation of an offer to buy, or an offer to sell securities in any jurisdiction to any person to whom it is not lawful to make such an offer. All rights reserved. Market information used on this website is obtained from non-proprietary market sources. While we believe this information to be accurate, Claymore Securities, Inc. and its affiliates cannot attest to the validity of information culled from other sources. The Claymore logos and "Claymore Securities, Inc." are protected under various U.S. Trademark Registrations.

                                 CONTACT US LINK

Phone

Financial Advisors
800-345-7999

Individual Investors
866-889-3828

Email

MACROshares@claymore.com

Address

Claymore Securities, Inc.
2455 Corporate West Drive
Lisle, IL 60532

THIS MATERIAL SHOULD BE PRECEDED OR ACCOMPANIED BY A PROSPECTUS. INVESTORS SHOULD CONSIDER THE INVESTMENT OBJECTIVES AND POLICIES, RISK CONSIDERATIONS, CHARGES AND ONGOING EXPENSES OF ANY TRUST CAREFULLY BEFORE THEY INVEST OR SEND MONEY. THE PROSPECTUS CONTAINS THIS AND OTHER INFORMATION RELEVANT TO AN INVESTMENT IN THE TRUST. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE YOU INVEST OR SEND MONEY. IF A PROSPECTUS DID NOT ACCOMPANY THIS, PLEASE CONTACT A
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